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                                   EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the following registration statements of Harris Corporation and in each related Prospectus of our report dated August 2, 1994, with respect to the consolidated financial statements and schedules of Harris Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended June 30, 1994:

            Form S-8    No. 2-74551       Harris Corporation 1981 Stock Option Plan for Key
                                          Employees
            Form S-8    No. 33-50169      Harris Corporation Retirement Plan
            Form S-8    No. 33-50167      Harris Corporation Union Retirement Plan
            Form S-8    Nos. 33-37969;    Harris Corporation Stock Incentive Plan
                        33-51171
            Form S-3    No. 33-35315      Harris Corporation Medium-Term Notes

                                                     ERNST & YOUNG LLP

Orlando, Florida
September 23, 1994
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